Exhibit 25.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

WILMINGTON TRUST COMPANY

(Exact name of Trustee as specified in its charter)

Delaware	51-0055023
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1100 North Market Street

Wilmington, Delaware  19890-0001

(302) 651-1000

(Address of principal executive offices, including zip code)

Robert C. Fiedler

Vice President and Counsel

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware  19890-0001

(302) 651-8541

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Principal Capital II

(Exact name of obligor as specified in its charter)

Delaware	20-0440484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Principal Financial Group, Inc.

711 High Street

Des Moines, Iowa 50392

(Address of principal executive offices, including zip code)

Preferred Securities of Principal Capital II

(Title of the indenture securities)

ITEM 1.                        GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)         Name and address of each examining or supervising authority to which it is subject.

State Bank Commissioner

555 East Loockerman Street, Suite 210

Dover, Delaware 19901

(b)         Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.                        AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.  LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.  Copy of the Charter of Wilmington Trust Company:

Exhibit 2 -Certificate of Authority of Wilmington Trust Company to commence business – included in Exhibit 1 above.

Exhibit 3 - Authorization of Wilmington Trust Company to exercise corporate trust powers – included in Exhibit 1 above.

Exhibit 4. Copy of By-Laws of Wilmington Trust Company.

Exhibit 5. Not applicable

Exhibit 6. Consent of Wilmington Trust Company required by Section 321(b) of the Trust Indenture Act.

Exhibit 7. Copy of most recent Report of Condition of Wilmington Trust Company.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 7th day of May, 2014.

[SEAL]		WILMINGTON TRUST COMPANY

Attest:	/s/ Michael H. Wass	By:	/s/ W. Thomas Morris, II
	Assistant Secretary	Name:	W. Thomas Morris, II
		Title:	Vice President

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EXHIBIT 1*

RESTATED CHARTER

WILMINGTON TRUST COMPANY

WILMINGTON, DELAWARE

*Exhibit 1 also constitutes Exhibits 2 and 3.

RESTATED
CHARTER OR ACT OF INCORPORATION
OF
WILMINGTON TRUST COMPANY

(Originally incorporated on March 2, 1901
under the name “Delaware Guarantee and Trust Company”)

FIRST: The name of the corporation is Wilmington Trust Company (hereinafter referred to as the “Company”).

SECOND: The principal place of business of the Company in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Company may have one or more branch offices or places of business.

THIRD: The purpose for which the Company is formed is to carry on a non-depository trust company business and, in connection therewith, the Company shall have and possess all powers, rights, privileges and franchises incident to a non-depository trust company, and in general shall have the right, privilege and power to engage in any lawful act or activity, within or without the State of Delaware, for which non-depository trust companies may be organized under the provisions of Chapter 7 of Title 5 of the Delaware Code, as the same may be amended from time to time, and, in addition, may avail itself of any additional privileges or powers permitted to it by law.

FOURTH: The amount of the total authorized capital stock of the Company shall be Five Hundred Thousand Dollars ($500,000), divided into Five Thousand (5,000) shares of common stock, having a par value of One Hundred Dollars ($100) per share. Upon the effective time of the filing of this Restated Charter or Act of Incorporation, each share of common stock of the Company, par value One Dollar ($1.00) per share, outstanding immediately prior to such effective time shall be reclassified and changed into one share of common stock of the Company, par value One Hundred Dollars ($100) per share.

FIFTH: The number of directors who shall constitute the whole board of directors of the Company shall be such number as shall be fixed by, or in the manner provided in, the bylaws of the Company, provided that the number of directors shall not be less than five.

SIXTH: The duration of the Company’s existence shall be perpetual.

SEVENTH: The private property of the stockholders of the Company shall not be subject to the payment of the debts of the Company.

EIGHTH: The business and affairs of the Company shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Company.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Company is expressly authorized to make, amend, and repeal the bylaws of the Company. The bylaws of the Company may confer upon the directors specific powers, not inconsistent with law, which are in addition to the powers and authority expressly conferred by the laws of the State of Delaware.

TENTH: The Company shall have the right to amend, alter, change or repeal any provisions contained in this Restated Charter or Act of Incorporation to the extent or in the manner now or hereafter permitted or prescribed by law.

ELEVENTH: To the fullest extent permissible under Title 5, Section 723(b) of the Delaware Code, a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate the liability of a director (i) for any breach of the director’s duty

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of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

TWELFTH: The Company shall have the power to merge or sell its assets and take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by law, and all rights conferred upon stockholders herein are granted subject to such rights.

THIRTEENTH: This Restated Charter or Act of Incorporation shall become effective at 12:05 a.m. on July 1, 2011.

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EXHIBIT 4

BY-LAWS

WILMINGTON TRUST COMPANY

WILMINGTON, DELAWARE

AMENDED AND RESTATED

BYLAWS

OF

WILMINGTON TRUST COMPANY

EFFECTIVE AS OF AUGUST 20, 2012

ARTICLE 1

Stockholders’ Meetings

Section 1.  Annual Meeting.  The annual meeting of stockholders of Wilmington Trust Company (the “Company”) shall be held on the third Tuesday in April each year at the principal office at the Company or at such other date, time or place as may be designated by resolution by the Board of Directors.

Section 2.  Special Meetings.  Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 3.  Notice.  Notice of all meetings of the stockholders shall be given by mailing to each stockholder at least ten (10) days before said meeting, at his or her last known address, a written or printed notice fixing the time and place of such meeting.

Section 4.  Quorum.  A majority in the amount of the capital stock of the Company issued and outstanding on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but the holders of a smaller number of shares may adjourn from time to time, without further notice, until a quorum is secured.  At each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock registered in the stockholder’s name on the books of the Company on the record date for any such meeting as determined herein.

Section 5.  Action by Consent in Writing.  Unless otherwise provided in the Restated Charter or Act of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 2

Directors

Section 1.  Management.  The affairs and business of the Company shall be managed by or under the direction of the Board of Directors.

Section 2.  Number.  The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board of Directors within the parameters set by the Restated Charter or Act of Incorporation of the Company.

Section 3.  Reserved.

Section 4.  Meetings.  The Board of Directors shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board of Directors, the Chief Executive Officer or the President.

Section 5.  Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President, and shall be called upon the written request of a majority of the directors.

Section 6.  Quorum.  A majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 7.  Notice.  Written notice shall be sent by U.S. mail, electronic mail or facsimile to each director of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting, stating the time and place of such meeting, which shall be sent not less than two days before the time of holding such meeting.

Section 8.  Vacancies.  In the event of the death, resignation, removal, inability to act or disqualification of any director, the Board of Directors, although less than a quorum, shall have the right to elect the successor who shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director’s successor shall have been duly elected and qualified.

Section 9.  Organization Meeting.  The Board of Directors at its first meeting after its election by the stockholders shall appoint an Audit Committee and shall elect from its own members a Chairman of the Board, a Chief Executive Officer and a President, who may be the same person.  The Board of Directors shall also elect at such meeting a Secretary and a Chief Financial Officer, who may be the same person, and may appoint at any time such additional committees as it may deem advisable.

Section 10.  Removal.  The Board of Directors may at any time remove, with or without cause, any member of any committee appointed by it or any officer elected by it and may appoint or elect his or her successor.

Section 11.  Responsibility of Officers.  The Board of Directors may designate an officer to be in charge of such departments or divisions of the Company as it may deem advisable.

Section 12.  Participation in Meetings; Action without a Meeting.  The Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone, video facilities or other communications equipment.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

ARTICLE 3

Committees of the Board of Directors

Section 1.  Audit Committee.

(A)                               The Audit Committee shall be composed of not less than three (3) members, who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Company, and shall hold office at the pleasure of the Board.

(B)                               The Audit Committee shall have general supervision over the Audit Services Division in all matters however subject to the approval of the Board of Directors; it shall consider all matters brought to its attention by the officer in charge of the Audit Services Division, review all reports of examination of the Company made by any governmental agency or such independent auditor employed for that purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the Company as it shall deem desirable.

(C)       The Audit Committee shall meet whenever and wherever its Chairman, the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Committee’s members shall deem it to be proper for the transaction of its business.  A majority of the Committee’s members shall constitute a quorum for the transaction of business. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

Nothwithstanding the provisions contained in Paragraphs (A), (B) and (C) of this Section 1, the responsibility and authority of the Audit Committee may, if authorized by law, be given over to a duly constituted audit committee of the Company’s parent corporation by a resolution duly adopted by the Board of Directors.

Section 2.  Other Committees.  The Company may have such other committees with such powers as the Board may designate from time to time by resolution or by an amendment to these Bylaws.

Section 3.  Absence or Disqualification of Any Member of a Committee.  In the absence or disqualification of any member of any committee created under Article 3 of these Bylaws, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE 4

Officers

Section 1.  Officers.  The Board of Directors shall annually, at the Annual Reorganization Meeting of the Board after the Annual Meeting of Stockholders, elect from its own number a Chairman of the Board, a Chief Executive Officer and a President, and appoint or elect one or more Vice Presidents, a Corporate Secretary, a Treasurer, a General Auditor, and such other officers as it deems necessary and appropriate.  At the Annual Reorganization Meeting, the Board of Directors shall also reelect all of the then officers of the Company until the next Annual Reorganization Meeting.  In the interim between Annual Reorganization Meetings, the Board of Directors may also from time to time elect or appoint a Chairman of the Board, a Chief

Executive Officer, a President or such additional officers to the rank of Vice President, including (without limitation as to title or number) one or more Administrative Vice Presidents, Group Vice Presidents, Senior Vice Presidents and Executive Vice Presidents, and any other officer positions as they deem necessary and appropriate; and the Chief Executive Officer of M&T Bank Corporation, the President of M&T Bank Corporation, and a Vice Chairman of M&T Bank Corporation, acting jointly, may appoint one or more officers to the rank of Administrative Vice President or higher, and the head of the Human Resources Department or his or her designee or designees, may appoint other officers below the rank of Administrative Vice President, including (without limitation as to title or number) one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Auditors and Banking Officers, and any other officer positions as they deem necessary and appropriate.  Each such person elected or appointed by the Board of Directors of the Company, the Chief Executive Officer of M&T Bank Corporation, the President of M&T Bank Corporation, and a Vice Chairman of M&T Bank Corporation, acting jointly, or the head of the Human Resources Department or his or her designee or designees, in between Annual Reorganization Meetings shall, unless otherwise determined by the Board or Directors, the Chief Executive Officer, the President and a Vice Chairman of M&T Bank Corporation, acting jointly, or the head of the Human Resources Department or his or her designee or designees, hold office until the next Annual Reorganization Meeting.

Section 2.  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such further authority and powers and shall perform such duties the Board of Directors may assign to him or her from time to time.

Section 3.  Chief Executive Officer.  The Chief Executive Officer shall have the powers and duties pertaining to the office of Chief Executive Officer conferred or imposed upon him or her by statute, incident to his or her office or as the Board of Directors may assign to him or her from time to time.  In the absence of the Chairman of the Board, the Chief Executive Officer shall have the powers and duties of the Chairman of the Board.

Section 4.  President.  The President shall have the powers and duties pertaining to the office of the President conferred or imposed upon him or her by statute, incident to his or her office or as the Board of Directors may assign to him or her from time to time.  In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall have the powers and duties of the Chairman of the Board.

Section 5.  Duties.  The Chairman of the Board, the Chief Executive Officer or the President, as designated by the Board of Directors, shall carry into effect all legal directions of the Board of Directors and shall at all times exercise general supervision over the interest, affairs and operations of the Company and perform all duties incident to his or her office.

Section 6.  Vice Presidents.  There may be one or more Vice Presidents, however denominated by the Board of Directors, who may at any time perform all of the duties of the Chairman of the Board, the Chief Executive Officer and/or the President and such other powers and duties incident to their respective offices or as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or the officer in charge of the department or division to which they are assigned may assign to them from time to time.

Section 7.  Secretary.  The Secretary shall attend to the giving of notice of meetings of the stockholders and the Board of Directors, as well as the committees thereof, to the keeping of accurate minutes of all such meetings, recording the same in the minute books of the Company and in general notifying the Board of Directors of material matters affecting the Company on a timely basis.  In addition to the other notice requirements of these Bylaws and as may be practicable under the circumstances, all such notices shall be in writing and mailed well in advance of the scheduled date of any such meeting.  He or she shall have custody of the corporate seal, affix the same to any documents requiring such corporate seal, attest the same and perform other duties incident to his or her office.

Section 8.  Chief Financial Officer.  The Chief Financial Officer shall have general supervision over all assets and liabilities of the Company.  He or she shall be custodian of and responsible for all monies, funds and valuables of the Company and for the keeping of proper records of the evidence of property or indebtedness and of all transactions of the Company.  He or she shall have general supervision of the expenditures of the Company and periodically shall report to the Board of Directors the condition of the Company, and perform such other duties incident to his or her office or as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may assign to him or her from time to time.

Section 9.  Controller.  There may be a Controller who shall exercise general supervision over the internal operations of the Company, including accounting, and shall render to the Board of Directors or the Audit Committee at appropriate times a report relating to the general condition and internal operations of the Company and perform other duties incident to his or her office.

There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

Section 10.  Audit Officers.  The officer designated by the Board of Directors to be in charge of the Audit Services Division of the Company, with such title as the Board of Directors shall prescribe, shall report to and be directly responsible to the Audit Committee and the Board of Directors.

There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all the duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Services Division.

Section 11.  Other Officers.  There may be one or more officers, subordinate in rank to all Vice Presidents with such titles as shall be determined in accordance with Article 4, Section 1 of these Bylaws, who shall ex officio hold the office of Assistant Secretary of the Company and who may perform such duties as may be prescribed by the officer in charge of the department or division to which they are assigned.

Section 12.  Powers and Duties of Other Officers.  The powers and duties of all other officers of the Company shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and the officer in charge of the department or division to which they are assigned.

Section 13.  Number of Offices.  Any one or more offices of the Company may be held by the same person, except that (A) no individual may hold more than one of the offices of Chief Financial Officer, Controller or Audit Officer and (B) none of the Chairman of the Board, the Chief Executive Officer or the President may hold any office mentioned in Section 13(A).

ARTICLE 5

Stock and Stock Certificates

Section 1.  Transfer.  Shares of stock shall be transferable on the books of the Company and a transfer book shall be kept in which all transfers of stock shall be recorded.

Section 2.  Certificates.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the Company by the Chairman of the Board, the Chief Executive Officer or the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Company, certifying the number of shares owned by him or her in the Company.  The corporate seal affixed thereto, and any of or all the signatures on the certificate, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of Directors.

Section 3.  Record Date.  The Board of Directors is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholders for any purpose, which record date shall not be more than 60 nor less than 10 days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent.

ARTICLE 6

Seal

The corporate seal of the Company shall be in the following form:

Between two concentric circles the words “Wilmington Trust Company” within the inner circle the words “Wilmington, Delaware.”

ARTICLE 7

Fiscal Year

The fiscal year of the Company shall be the calendar year.

ARTICLE 8

Execution of Instruments of the Company

The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, or any other officer as shall be determined in accordance with Article 4, Section 1 of these Bylaws, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any

Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Company to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of this Company or in acting as executor, administrator, guardian, trustee, agent or in any other fiduciary or representative capacity by any and every method of appointment or by whatever person, corporation, court officer or authority in the State of Delaware, or elsewhere, without any specific authority, ratification, approval or confirmation by the Board of Directors, and any and all such instruments shall have the same force and validity as though expressly authorized by the Board of Directors.

ARTICLE 9

Compensation of Directors and Members of Committees

Directors of the Company, other than salaried officers of the Company, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors as the Board of Directors may from time to time determine.  Directors who serve as members of committees, other than salaried employees of the Company, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine and directors may be authorized by the Company to perform such special services as the Board of Directors may from time to time determine in accordance with any guidelines the Board of Directors may adopt for such services, and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.

ARTICLE 10

Indemnification

Section 1. Persons Covered.  The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, she or a person for whom he or she is the legal representative, is or was a director or associate director of the Company, a member of an advisory board the Board of Directors of the Company or any of its subsidiaries may appoint from time to time or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit entity that is not a subsidiary or affiliate of the Company, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person.  The Company shall be required to indemnify such a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors.

The Company may indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he, she, or a person for whom or she is the legal representative, is or was an officer, employee or agent of the Company or a director, officer, employee or agent of a subsidiary or affiliate of the Company, against all liability and loss suffered and expenses reasonably incurred by such person.  The Company may indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 2.  Advancement of Expenses.  The Company shall pay the expenses incurred in defending any proceeding involving a person who is or may be indemnified pursuant to Section 1 in advance of its final disposition, provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by that person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 10 or otherwise.

Section 3.  Certain Rights.  If a claim under this Article 10 for (A) payment of expenses or (B) indemnification by a director, member of an advisory board the Board of Directors of the Company or any of its subsidiaries may appoint from time to time or a person who is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity that is not a subsidiary or affiliate of the Company, including service with respect to employee benefit plans, is not paid in full within sixty days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 4.  Non-Exclusive.  The rights conferred on any person by this Article 10 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Charter or Act of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.  Reduction of Amount.  The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6.  Effect of Modification.  Any amendment, repeal or modification of the foregoing provisions of this Article 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

ARTICLE 11

Amendments to the Bylaws

These Bylaws may be altered, amended or repealed, in whole or in part, and any new Bylaw or Bylaws adopted at any regular or special meeting of the Board of Directors by a vote of a majority of all the members of the Board of Directors then in office.

ARTICLE 12

Miscellaneous

Whenever used in these Bylaws, the singular shall include the plural, the plural shall include the singular unless the context requires otherwise.

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WILMINGTON TRUST COMPANY

Dated: May 7, 2014	By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

EXHIBIT 7

REPORT OF CONDITION

WILMINGTON TRUST COMPANY of Wilmington
Name of Bank	City

in the State of Delaware, at the close of business on March 31, 2014:

Thousands of Dollars
ASSETS
Cash and balances due from depository institutions:	915,289
Securities:	0
Federal funds sold and securities purchased under agreement to resell:	0
Loans and leases held for sale:	0
Loans and leases net of unearned income, allowance:	0
Premises and fixed assets:	414
Other real estate owned:	0
Investments in unconsolidated subsidiaries and associated companies:	0
Direct and indirect investments in real estate ventures:	0
Intangible assets:	4,481
Other assets:	22,823
Total Assets:	943,007

Thousands of Dollars
LIABILITIES
Deposits	0
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	0
Other borrowed money:	0
Other Liabilities:	398,937
Total Liabilities	398,937

Thousands of Dollars
EQUITY CAPITAL
Common Stock	5
Surplus	522,444
Retained Earnings	21,621
Accumulated other comprehensive income	0
Total Equity Capital	544,070
Total Liabilities and Equity Capital	943,007